Exhibit 1.01

Conflict Minerals Report of Texas Instruments Incorporated

for the Year Ended December 31, 2023

This Conflict Minerals Report should be read in conjunction with the definitions contained in the U.S. Securities and Exchange Commission (“SEC”) instructions to Form SD and related rules. This Conflict Minerals Report and our conflict minerals policy are available on our web site at ti.com/conflict-minerals. We are not incorporating by reference the contents of our web site into this Conflict Minerals Report. “Conflict minerals” refers to four specific metals regardless of their country of origin or whether they are financing or benefiting armed conflict: tantalum, tin, tungsten and gold.

I.	Design of Due Diligence

We have management systems and due diligence procedures (our “CM Process”) as a basis for supply-chain management and disclosure compliance relating to the conflict minerals necessary to the functionality or production of products manufactured by TI, or contracted by TI to be manufactured, and required to be reported for 2023 (collectively, “CMs”). We designed the CM Process with the intent to conform in all material respects with the five-step framework of the Organization for Economic Co-Operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition):

Step 1: Establish strong company management systems

Step 2: Identify and assess risks in the supply chain

Step 3: Design and implement a strategy to respond to identified risks

Step 4: Carry out independent third-party audit of smelter/refiner’s due diligence practices

Step 5: Report annually on supply chain due diligence

II.	Reliance on Third-Party Data

Our ability to determine the origin and chain of custody of CMs, and whether they directly or indirectly finance or benefit armed groups in the Democratic Republic of the Congo or any adjoining country (each a “Covered Country”) in any manner (the “Conflict Status”), is limited. Our supply chain for CMs is complex. In many cases, we are multiple steps removed from the smelter or refiner (“Smelter”), and we depend on information from our direct suppliers of materials that contain CMs and third-party manufacturers of our products that contain CMs (collectively, “Suppliers”) that themselves have incomplete information about the origin of the CMs incorporated in the products they supply to us.

To gain insight into the country of origin, chain of custody and Conflict Status of the CMs in our supply chain, we relied primarily on the findings of the Responsible Minerals Assurance Process (“RMAP”). The RMAP is a voluntary program in which an independent third party evaluates Smelters’ management systems and procurement practices and determines whether the Smelter is Conformant to RMAP standards. To be Conformant,1 a Smelter must have demonstrated, among other requirements, that CMs it processed originated from sources that are not financing or benefiting armed conflict in a Covered Country. The RMAP is overseen by the Responsible Minerals Initiative (“RMI”), which was established by members of the Responsible Business Alliance (“RBA”) and the Global e-Sustainability Initiative. TI is a member of the RBA and RMI.

III.	Due Diligence Measures Taken

The measures we took to exercise due diligence on the source and chain of custody of our CMs are as follows:

Step 1: Establish strong company management systems

•	Design and implement a conflict minerals policy;

•

Develop an organizational structure and processes intended to ensure that Suppliers are made aware of TI’s policy on CMs and that information received by TI that is relevant to supply-chain due diligence reaches TI employees who have knowledge of the SEC disclosure requirements;

[1]	“Conformant” means a Smelter has successfully completed an assessment against the applicable RMAP standard or an equivalent cross-recognized assessment.

•

Implement a process, which uses a reporting tool developed by the RMI and data gathered through the RMAP (as further described below), to achieve control and transparency over our CM supply chain and identify the risk that our products may contain CMs directly or indirectly financing or benefiting armed groups in any Covered Country;

•	Implement a mechanism for Suppliers and others to communicate to TI their concerns with respect to our CM Process; and

•	Rely on the RMAP to validate supply chain due diligence.

Step 2: Identify and assess risks in the supply chain

•	Communicate our CM policy to Suppliers;

•

Direct Suppliers to provide information concerning Smelters in their supply chains by completing and sending to us the Conflict Minerals Reporting Template (a tool developed by the RMI that provides a common means for suppliers to provide their customers with information on the source of conflict minerals);

•

Analyze Suppliers’ Conflict Minerals Reporting Template responses for completeness and internal consistency, and follow up with Suppliers in an effort to obtain more information and ensure accuracy of information;

•	Compare the information received from Suppliers with the data made available by the RMAP concerning the country of origin and Conflict Status of CMs processed or refined by Smelters; and

•

Review other source materials for Smelters that are not compliant with the RMI if we were unable to determine, on the basis of the information provided by Suppliers and RMAP data, (i) the facility and country of origin of the CMs supplied to us, (ii) the Conflict Status of the CMs and (iii) whether the CMs were from recycled or scrap sources.

Step 3: Design and implement a strategy to respond to identified risks

•	Adopt a risk management plan in response to identified risks while continuing to do business with Supplier or suspending/terminating dealings with Supplier; and

•	Communicate the risk management plan to senior management.

Step 4: Carry out independent third-party audit of smelter/refiner’s due diligence practices

•	Use information provided by independent third party audit programs, including the RMI, to confirm the existence and verify the OECD-conformance status of Smelters identified during due diligence.

Step 5: Report annually on the supply chain due diligence

•

Annually submit a Conflict Minerals Disclosure and Report to the SEC, which reports the results of TI’s due diligence. This Conflict Minerals Report has been filed with the SEC and is available on our website at ti.com/conflict-minerals.

IV.	Product Scope

In 2023, our products were divided into two reportable segments as described in our annual report on Form 10-K for the year ended December 31, 2023: Analog (consisting of Power and Signal Chain product lines) and Embedded Processing (including microcontrollers, digital signal processors, and applications processors). We report the results of our remaining business activities in Other. “Other” includes operating segments that do not meet the quantitative thresholds for individually reportable segments and cannot be aggregated with other operating segments (Other includes DLP® products, calculators, and certain custom semiconductors known as application-specific integrated circuits). For further information about our products, please see the description of our products in Item 1 of the Form 10-K, which description is incorporated herein by reference.

V.	Our Findings

For our integrated circuits (“ICs”),2 we have determined that 100% of the 211 Smelters identified by our Suppliers as being potentially in the supply chain in 2023 were Conformant. ICs accounted for approximately 93% of TI revenue in 2023.

For our overall supply chain, which consists of ICs as well as other products manufactured by or for TI, we have determined that 97% of the 219 Smelters identified by our Suppliers as being potentially in the supply chain in 2023 were Conformant. Of the remaining 3% of the Smelters identified for 2023 (6 in total), 2 were designated as Active3 and 4 were designated as Non-Conformant.4 In no instance did we find CMs in our supply chain to be from a source that, to our knowledge, was directly or indirectly financing or benefiting armed conflict in a Covered Country.

[2]

“Integrated circuits” refers to finished semiconductor products that contain chips manufactured by or for TI and packaging subcomponents such as mold compounds, bond wires and lead frames. It excludes DLP® products, semiconductor modules and all other products manufactured by or for TI.

[3]	“Active” means a Smelter has committed to undergo an RMAP assessment, completed the relevant documents, and scheduled the on-site assessment.
[4]	“Non-Conformant” means a Smelter has been independently assessed and found non-conformant with the relevant RMAP standard or equivalent cross-recognized assessment.

In 2023, we continued our due diligence efforts with regard to Smelters that are not compliant with the RMI. While we primarily relied on information from our first-tier suppliers, in some cases we contacted Smelters for more complete information. That information, combined with information available through the RMI, provided us with greater insight into the Conflict Status of CMs identified as potentially in our supply chain.

We do not have complete information about the CMs in our entire supply chain. For 2023, some of our Suppliers identified Smelters in their supply chains on a company-wide, division or product-line basis, without specifying which Smelters were relevant to products they supplied to TI. Accordingly, we refer in this Conflict Minerals Report to Smelters as being “potentially” in our supply chain and as CMs “potentially” supplied to TI. Industry efforts to collect and verify CM origin information remain an inherent limitation. For Smelters that are designated as Active, their status is currently undeterminable because the RMAP assessments are not complete or have not yet been dispositioned by the RMI. The results of our due diligence reflect these limitations. The Smelters identified by our Suppliers as potentially in our supply chain are listed in Appendix A hereto. Our efforts to determine the mine or location of origin of the CMs consisted of the due diligence measures described above.

VI.	Risk-Mitigation Efforts

Since the period covered by this Conflict Minerals Report, we have taken, or will take, the following steps to mitigate the risk that our CMs directly or indirectly finance or benefit armed groups in the Covered Countries:

•	redistribute copies of our CM policy to Suppliers;

•	emphasize to Suppliers our expectation that they respond fully and promptly to our information requests;

•	instruct Suppliers to advise us if they determine that any person or entity in their supply chain is directly or indirectly financing or benefiting armed groups in the Covered Countries;

•	encourage Suppliers to direct all Smelters in their supply chains to participate in the RMAP or a similar third-party audit program; and

•	contact various Smelters directly for information if their operating status changed, their RMI status changed, or they have refused to participate in an RMI audit.

VII.	Independent Private Sector Audit

We obtained an independent private sector audit of this Conflict Minerals Report. The report by Crowe LLP is set forth as Appendix B to this Conflict Minerals Report.

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Appendix A

Included in this Appendix A are Smelters that were identified to us by our Suppliers as potentially in our supply chain for 2023. As explained in this Conflict Minerals Report, the presence of a Smelter on the lists in this Appendix A does not mean that TI products necessarily contained CMs processed by that Smelter.

1.	Table 1 – Conformant Smelters:

Listed below are the 213 Smelters identified to us by our Suppliers as potentially in our supply chain for 2023 that the RMAP has reported as compliant with its RMI standards. On that basis, we have determined that the CMs supplied by these Smelters were Conformant. The location information is as reported by the RMAP as of February 1, 2024.

*	Smelters that potentially supply the CMs for our ICs.

	Smelter	Metal	Country Location
1.	A.L.M.T. Corp.*	Tungsten	JAPAN
2.	Asia Tungsten Products Vietnam Ltd.*	Tungsten	VIETNAM
3.	China Molybdenum Tungsten Co., Ltd.*	Tungsten	CHINA
4.	Chongyi Zhangyuan Tungsten Co., Ltd.*	Tungsten	CHINA
5.	Cronimet Brasil Ltda*	Tungsten	BRAZIL
6.	Fujian Xinlu Tungsten Co., Ltd. *	Tungsten	CHINA
7.	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	Tungsten	CHINA
8.	Ganzhou Seadragon W & Mo Co., Ltd.*	Tungsten	CHINA
9.	Global Tungsten & Powders Corp.*	Tungsten	UNITED STATES
10.	Guangdong Xianglu Tungsten Co., Ltd.*	Tungsten	CHINA
11.	H.C. Starck Tungsten GmbH*	Tungsten	GERMANY
12.	Hubei Green Tungsten Co., Ltd. *	Tungsten	CHINA
13.	Hunan Chenzhou Mining Co., Ltd.*	Tungsten	CHINA
14.	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch*	Tungsten	CHINA
15.	Japan New Metals Co., Ltd.*	Tungsten	JAPAN
16.	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	Tungsten	CHINA
17.	Jiangxi Gan Bei Tungsten Co., Ltd.*	Tungsten	CHINA
18.	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	Tungsten	CHINA
19.	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	Tungsten	CHINA
20.	Jiangxi Yaosheng Tungsten Co., Ltd.*	Tungsten	CHINA
21.	Kennametal Fallon*	Tungsten	UNITED STATES
22.	Kennametal Huntsville*	Tungsten	UNITED STATES
23.	Lianyou Metals Co., Ltd.*	Tungsten	TAIWAN
24.	Malipo Haiyu Tungsten Co., Ltd.*	Tungsten	CHINA
25.	Masan High-Tech Materials*	Tungsten	VIETNAM
26.	Niagara Refining LLC*	Tungsten	UNITED STATES
27.	Philippine Chuangxin Industrial Co., Inc.*	Tungsten	PHILIPPINES
28.	TANIOBIS Smelting GmbH & Co. KG*	Tungsten	GERMANY
29.	Wolfram Bergbau und Hütten AG*	Tungsten	AUSTRIA
30.	Xiamen Tungsten (H.C.) Co., Ltd.*	Tungsten	CHINA
31.	Xiamen Tungsten Co., Ltd.*	Tungsten	CHINA
32.	Alpha*	Tin	UNITED STATES

33.	Aurubis Beerse*	Tin	BELGIUM
34.	Aurubis Berango*	Tin	SPAIN
35.	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*	Tin	CHINA
36.	Chifeng Dajingzi Tin Industry Co., Ltd.*	Tin	CHINA
37.	China Tin Group Co., Ltd.*	Tin	CHINA
38.	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda*	Tin	BRAZIL
39.	CRM Synergies*	Tin	SPAIN
40.	CV Ayi Jaya*	Tin	INDONESIA
41.	CV Venus Inti Perkasa*	Tin	INDONESIA
42.	Dowa*	Tin	JAPAN
43.	DS Myanmar*	Tin	MYANMAR
44.	EM Vinto*	Tin	BOLIVIA
45.	Estanho de Rondonia S.A.*	Tin	BRAZIL
46.	Fabrica Auricchio Industria e Comercio Ltda. *	Tin	BRAZIL
47.	Fenix Metals*	Tin	POLAND
48.	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	Tin	CHINA
49.	Guangdong Hanhe Non-Ferrous Metal Co., Ltd*	Tin	CHINA
50.	HuiChang Hill Tin Industry Co., Ltd.*	Tin	CHINA
51.	Jiangxi New Nasan Technology Ltd.*	Tin	CHINA
52.	Luna Smelter, Ltd.*	Tin	RWANDA
53.	Magnu’s Minerais Metais e Ligas Ltda.*	Tin	BRAZIL
54.	Malaysia Smelting Corporation (MSC)*	Tin	MALAYSIA
55.	Metallic Resources, Inc.*	Tin	UNITED STATES
56.	Mineração Taboca S.A.*	Tin	BRAZIL
57.	Minsur*	Tin	PERU
58.	Mitsubishi Materials Corporation*	Tin	JAPAN
59.	O.M. Manufacturing Philippines, Inc.*	Tin	PHILIPPINES
60.	O.M. Manufacturing (Thailand) Co., Ltd.*	Tin	THAILAND
61.	Operaciones Metalurgical S.A.*	Tin	BOLIVIA
62.	PT Aries Kencana Sejahtera*	Tin	INDONESIA
63.	PT Artha Cipta Langgeng*	Tin	INDONESIA
64.	PT ATD Makmur Mandiri Jaya*	Tin	INDONESIA
65.	PT Babel Inti Perkasa*	Tin	INDONESIA
66.	PT Babel Surya Alam Lestari*	Tin	INDONESIA
67.	PT Bangka Prima Tin	Tin	INDONESIA
68.	PT Bangka Serumpun*	Tin	INDONESIA
69.	PT Bukit Timah*	Tin	INDONESIA
70.	PT Cipta Persada Mulia*	Tin	INDONESIA
71.	PT Menara Cipta Mulia*	Tin	INDONESIA
72.	PT Mitra Stania Prima*	Tin	INDONESIA
73.	PT Mitra Sukses Globalindo*	Tin	INDONESIA
74.	PT Prima Timah Utama*	Tin	INDONESIA
75.	PT Putera Sarana Shakti (PT PSS) *	Tin	INDONESIA
76.	PT Rajawali Rimba Perkasa*	Tin	INDONESIA

77.	PT Rajehan Ariq*	Tin	INDONESIA
78.	PT Refined Bangka Tin*	Tin	INDONESIA
79.	PT Sariwiguna Binasentosa*	Tin	INDONESIA
80.	PT Stanindo Inti Perkasa*	Tin	INDONESIA
81.	PT Sukses Inti Makmur*	Tin	INDONESIA
82.	PT Timah Nusantara*	Tin	INDONESIA
83.	PT Timah Tbk Kundur*	Tin	INDONESIA
84.	PT Timah Tbk Mentok*	Tin	INDONESIA
85.	PT Tinindo Inter Nusa*	Tin	INDONESIA
86.	PT Tommy Utama*	Tin	INDONESIA
87.	Resind Indústria e Comércio Ltda.*	Tin	BRAZIL
88.	Rui Da Hung*	Tin	TAIWAN
89.	Super Ligas*	Tin	BRAZIL
90.	Thaisarco*	Tin	THAILAND
91.	Tin Smelting Branch of Yunnan Tin Co., Ltd. *	Tin	CHINA
92.	Tin Technology & Refining*	Tin	UNITED STATES
93.	White Solder Metalurgia e Mineração Ltda.*	Tin	BRAZIL
94.	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*	Tin	CHINA
95.	AMG Brasil*	Tantalum	BRAZIL
96.	D Block Metals, LLC*	Tantalum	UNITED STATES
97.	F&X Electro-Materials Ltd.*	Tantalum	CHINA
98.	FIR Metals & Resource Ltd. *	Tantalum	CHINA
99.	Global Advanced Metals Aizu*	Tantalum	JAPAN
100.	Global Advanced Metals Boyertown*	Tantalum	UNITED STATES
101.	Hengyang King Xing Lifeng New Materials Co., Ltd.*	Tantalum	CHINA
102.	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	Tantalum	CHINA
103.	Jiangxi Tuohong New Raw Material*	Tantalum	CHINA
104.	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	Tantalum	CHINA
105.	Jiujiang Tanbre Co., Ltd.*	Tantalum	CHINA
106.	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	Tantalum	CHINA
107.	KEMET de Mexico*	Tantalum	MEXICO
108.	Materion Newton Inc. *	Tantalum	UNITED STATES
109.	Metallurgical Products India Pvt., Ltd. *	Tantalum	INDIA
110.	Mineração Taboca S.A.*	Tantalum	BRAZIL
111.	Mitsui Mining and Smelting Co., Ltd.*	Tantalum	JAPAN
112.	Ningxia Orient Tantalum Industry Co., Ltd.*	Tantalum	CHINA
113.	NPM Silmet AS*	Tantalum	ESTONIA
114.	QuantumClean*	Tantalum	UNITED STATES
115.	Resind Indústria e Comércio Ltda.*	Tantalum	BRAZIL
116.	RFH Yancheng Jinye New Material Technology Co., Ltd. *	Tantalum	CHINA
117.	Taki Chemical Co., Ltd.*	Tantalum	JAPAN
118.	TANIOBIS Co., Ltd.*	Tantalum	THAILAND
119.	TANIOBIS GmbH*	Tantalum	GERMANY
120.	TANIOBIS Japan Co., Ltd.*	Tantalum	JAPAN
121.	TANIOBIS Smelting GmbH & Co. KG*	Tantalum	GERMANY

122.	Telex Metals*	Tantalum	UNITED STATES
123.	Ulba Metallurgical Plant JSC*	Tantalum	KAZAKHSTAN
124.	XIMEI RESOURCES (GUANGDONG) LIMITED*	Tantalum	CHINA
125.	Yanling Jincheng Tantalum * Niobium Co., Ltd. *	Tantalum	CHINA
126.	Abington Reldan Metals, LLC*	Gold	UNITED STATES
127.	Agosi AG*	Gold	GERMANY
128.	Aida Chemical Industries Co., Ltd.*	Gold	JAPAN
129.	Almalyk Mining and Metallurgical Complex (AMMC)*	Gold	UZBEKISTAN
130.	AngloGold Ashanti Córrego do Sítio Mineração*	Gold	BRAZIL
131.	Argor-Heraeus S.A.*	Gold	SWITZERLAND
132.	Asahi Pretec Corp.*	Gold	JAPAN
133.	Asahi Refining Canada Ltd.*	Gold	CANADA
134.	Asahi Refining USA Inc.*	Gold	UNITED STATES
135.	Asaka Riken Co., Ltd.*	Gold	JAPAN
136.	Aurubis AG*	Gold	GERMANY
137.	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	Gold	PHILIPPINES
138.	Boliden Ronnskar*	Gold	SWEDEN
139.	C. Hafner GmbH + Co. KG*	Gold	GERMANY
140.	CCR Refinery—Glencore Canada Corporation*	Gold	CANADA
141.	Chimet S.p.A.*	Gold	ITALY
142.	Chugai Mining*	Gold	JAPAN
143.	Dowa*	Gold	JAPAN
144.	DSC (Do Sung Corporation)*	Gold	KOREA (REPUBLIC OF)
145.	Eco-System Recycling Co., Ltd. East Plant*	Gold	JAPAN
146.	Eco-System Recycling Co., Ltd. North Plant*	Gold	JAPAN
147.	Eco-System Recycling Co., Ltd. West Plant*	Gold	JAPAN
148.	Gold by Gold Colombia	Gold	COLOMBIA
149.	Gold Refinery of Zijin Mining Group Co., Ltd.*	Gold	CHINA
150.	Heimerle + Meule GmbH*	Gold	GERMANY
151.	Heraeus Germany GmbH Co. KG*	Gold	GERMANY
152.	Heraeus Metals Hong Kong Ltd.*	Gold	CHINA
153.	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	Gold	CHINA
154.	Ishifuku Metal Industry Co., Ltd.*	Gold	JAPAN
155.	Istanbul Gold Refinery*	Gold	TURKEY
156.	Italpreziosi*	Gold	ITALY
157.	Japan Mint*	Gold	JAPAN
158.	Jiangxi Copper Co., Ltd.*	Gold	CHINA
159.	JX Nippon Mining & Metals Co., Ltd.*	Gold	JAPAN
160.	Kazzinc*	Gold	KAZAKHSTAN
161.	Kennecott Utah Copper LLC*	Gold	UNITED STATES
162.	KGHM Polska Miedz Spolka Akcyjna*	Gold	POLAND
163.	Kojima Chemicals Co., Ltd.*	Gold	JAPAN
164.	Korea Zinc Co., Ltd.*	Gold	KOREA (REPUBLIC OF)
165.	L’Orfebre S.A.*	Gold	ANDORRA
166.	LS MnM Inc.*	Gold	KOREA (REPUBLIC OF)
167.	LT Metal Ltd.*	Gold	KOREA (REPUBLIC OF)

168.	Materion*	Gold	UNITED STATES
169.	Matsuda Sangyo Co., Ltd.*	Gold	JAPAN
170.	Metal Concentrators SA (Pty) Ltd.*	Gold	SOUTH AFRICA
171.	Metalor Technologies (Hong Kong) Ltd.*	Gold	CHINA
172.	Metalor Technologies (Singapore) Pte., Ltd.*	Gold	SINGAPORE
173.	Metalor Technologies (Suzhou) Ltd.*	Gold	CHINA
174.	Metalor Technologies S.A.*	Gold	SWITZERLAND
175.	Metalor USA Refining Corporation*	Gold	UNITED STATES
176.	Metalúrgica Met-Mex Peñoles S.A. De C.V.*	Gold	MEXICO
177.	Mitsubishi Materials Corporation*	Gold	JAPAN
178.	Mitsui Mining and Smelting Co., Ltd.*	Gold	JAPAN
179.	MKS PAMP SA*	Gold	SWITZERLAND
180.	MMTC-PAMP India Pvt., Ltd.*	Gold	INDIA
181.	Nadir Metal Rafineri San. Ve Tic. A.*	Gold	TURKEY
182.	Navoi Mining and Metallurgical Combinat*	Gold	UZBEKISTAN
183.	NH Recytech Company*	Gold	KOREA (REPUBLIC OF)
184.	Nihon Material Co., Ltd.*	Gold	JAPAN
185.	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH*	Gold	AUSTRIA
186.	Ohura Precious Metal Industry Co., Ltd.*	Gold	JAPAN
187.	Planta Recuperadora de Metales SpA*	Gold	CHILE
188.	PT Aneka Tambang (Persero) Tbk*	Gold	INDONESIA
189.	PX Précinox S.A.*	Gold	SWITZERLAND
190.	Rand Refinery (Pty) Ltd.*	Gold	SOUTH AFRICA
191.	REMONDIS PMR B.V.*	Gold	NETHERLANDS
192.	Royal Canadian Mint*	Gold	CANADA
193.	SAFINA A.S.*	Gold	CZECHIA
194.	SEMPSA Joyería Platería S.A.*	Gold	SPAIN
195.	Shandong Gold Smelting Co., Ltd.*	Gold	CHINA
196.	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	Gold	CHINA
197.	Sichuan Tianze Precious Metals Co., Ltd.*	Gold	CHINA
198.	Solar Applied Materials Technology Corp.*	Gold	TAIWAN
199.	Sumitomo Metal Mining Co., Ltd.*	Gold	JAPAN
200.	SungEel HiMetal Co., Ltd.*	Gold	KOREA, REPUBLIC OF
201.	T.C.A S.p.A*	Gold	ITALY
202.	Tanaka Kikinzoku Kogyo K.K.*	Gold	JAPAN
203.	Tokuriki Honten Co., Ltd.*	Gold	JAPAN
204.	TOO Tau-Ken-Altyn*	Gold	KAZAKHSTAN
205.	Torecom*	Gold	KOREA (REPUBLIC OF)
206.	Umicore S.A. Business Unit Precious Metals Refining*	Gold	BELGIUM
207.	United Precious Metal Refining, Inc.*	Gold	UNITED STATES
208.	Valcambi S.A.*	Gold	SWITZERLAND
209.	Western Australian Mint trading as The Perth Mint*	Gold	AUSTRALIA
210.	WIELAND Edelmetalle GmbH*	Gold	GERMANY
211.	Yamakin Co., Ltd.*	Gold	JAPAN
212.	Yokohama Metal Co., Ltd.*	Gold	JAPAN
213.	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	Gold	CHINA

2.	Table 2 – Other Smelters:

Listed below are the 6 Smelters identified to us by our Suppliers as potentially in our supply chain for 2023 that have been designated as Active or Non-Conformant. None of these Smelters are in our supply chain for ICs. The location information and status are as reported by the RMAP as of February 1, 2024.

	Smelter	Metal	Country	Status
1.	Advanced Chemical Company	Gold	UNITED STATES	Active
2.	Bangalore Refinery	Gold	INDIA	Active
3.	Hunan Jintai New Material Co., Ltd.	Tungsten	CHINA	Non-Conformant
4.	Gejiu Zili Mining and Metallurgy Co., Ltd.	Tin	CHINA	Non-Conformant
5.	Ma’anshan Weitai Tin Co., Ltd.	Tin	CHINA	Non-Conformant
6.	Al Etihad Gold Refinery DMCC	Gold	UNITED ARAB EMIRATES	Non-Conformant

Appendix B

Independent Private Sector Auditor Report

Crowe LLP Independent Member Crowe Global

INDEPENDENT ACCOUNTANT’S REPORT ON CONFLICT MINERALS

The Board of Directors

Texas Instruments Incorporated

Dallas, Texas

We have examined:

•

Whether the design of Texas Instruments Incorporated’s (the “Company”) due diligence framework as set forth in the section titled “Design of Due Diligence” of the Conflict Minerals Report for the reporting period from January 1, 2023 through December 31, 2023, is in conformity, in all material respects, with the criteria set forth in the Organization for Economic Co-Operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition 2016 (“OECD Due Diligence Guidance”), and

•

whether the Company’s description of the due diligence measures it performed, as set forth in the section titled “Due Diligence Measures Taken” of the Conflict Minerals Report for the reporting period from January 1, 2023 through December 31, 2023, is consistent, in all material respects, with the due diligence process that the Company undertook.

The Company’s management is responsible for the design of the Company’s due diligence framework and the description of the Company’s due diligence measures set forth in the Conflict Minerals Report, and performance of the due diligence measures. Our responsibility is to express an opinion on the design of the Company’s due diligence framework and on the description of the due diligence measures the Company performed, based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and the standards applicable to attestation engagements contained in Government Auditing Standards, issued by the Comptroller General of the United States. Those standards require that we plan and perform the examination to obtain reasonable assurance about whether the design of the Company’s due diligence framework and the description of the due diligence measures the Company performed is in accordance with the criteria, in all material respects. An examination involves performing procedures to obtain evidence about the Company’s due diligence framework and the description of the due diligence measures the Company performed. The nature, timing, and extent of the procedures selected depend on our judgment, including an assessment of the risks of material misstatement of the Company’s due diligence framework and its description of the due diligence measures the Company performed, whether due to fraud or error. We believe the evidence we obtained is sufficient and appropriate to provide a reasonable basis for our opinion.

We are required to be independent and to meet our other ethical responsibilities in accordance with relevant ethical requirements relating to the engagement.

Our examination was not conducted for the purpose of evaluating:

•	The consistency of the due diligence measures that the Company performed with either the design of the Company’s due diligence framework or the OECD Due Diligence Guidance;

•	The completeness of the Company’s description of the due diligence measures performed;

•	The suitability of the design or operating effectiveness of the Company’s due diligence process;

•	Whether a third party can determine from the Conflict Minerals Report if the due diligence measures the Company performed are consistent with the OECD Due Diligence Guidance;

•	The Company’s reasonable country of origin inquiry (RCOI), including the suitability of the design of the RCOI, its operating effectiveness, or the results thereof; or

•	The Company’s conclusions about the source or chain of custody of its conflict minerals, those products subject to due diligence, or the DRC Conflict Free status of its products.

Accordingly, we do not express an opinion or any other form of assurance on the aforementioned matters or any other matters included in any section of the Conflict Minerals Report other than the sections described below.

In our opinion:

•

The design of the Company’s due diligence framework for the reporting period from January 1, 2023 through December 31, 2023, as set forth in the section titled “Design of Due Diligence” of the Conflict Minerals Report is in conformity with the OECD Due Diligence Guidance, in all material respects; and

•

The Company’s description of the due diligence measures it performed, as set forth in the section titled “Due Diligence Measures Taken” of the Conflict Minerals Report for the reporting period from January 1, 2023 through December 31, 2023, is consistent with the due diligence process that the Company undertook, in all material respects.

Crowe LLP

Los Angeles, California

May 3, 2024

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